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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 2003, except for Note 17 as to which the date is December 1, 2003 and except for Note 2 as to which the date is January 9, 2004 and except for Note 18 as to which the date is January 23, 2004 relating to the financial statements and financial statement schedule as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002 of Affordable Residential Communities, Inc.; our report dated February 22, 2002 relating to the financial statements as of December 31, 2001 and 2000 and for the three years in the period ended December 31, 2001 of ARC Holdings Limited Liability Company; and our report dated October 14, 2003 relating to the summary of revenues and certain direct operating expenses of the properties acquired from Hometown America LLC for the year ended December 31, 2002, all of which appear in the Registration Statement on Form S-11, as amended (Registration No. 333-109816).



/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
February 16, 2004